Exhibit 6.198
PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this January 11, 2021, by and between (i) Series Gallery Drop 068, a Series of Otis Gallery LLC, a Delaware series limited liability company (“Purchaser”), and (ii) Otis Wealth, Inc., a Delaware corporation (“Seller”).
RECITALS
A.
Seller is the owner of 100% of the right, title and interest (the “Ownership Interests”) in the asset described in Exhibit A hereto (the “Asset”).
B.
Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Ownership Interests in the Asset in accordance with the terms and conditions of, and for the consideration set forth in, this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:
1.
Agreement of Purchase and Sale. In accordance with the terms and conditions of this agreement, Seller agrees to sell the Ownership Interests in the Asset to Purchaser, and Purchaser agrees to purchase the Ownership Interests in the Asset from Seller.
2.
Purchase Price; Consideration. Purchaser shall, on the date hereof (the “Closing Date”), issue to Seller a promissory note, substantially in the form attached hereto as Exhibit B, in the sum of Twenty-Four Thousand Dollars ($24,000) (the “Promissory Note”) as the consideration for the Ownership Interests.
3.
Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:
3.1.
Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has undertaken all necessary corporate action to approve this transaction.
3.2.
Binding Obligation. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.
3.3.
No Violation. The execution, delivery and performance of this Agreement by Seller, and the sale of the Ownership Interests pursuant hereto, do not violate any laws, regulations, orders, decrees and/or agreements binding upon or affecting Seller or this transaction.
3.4.
Clear Title. Seller owns good and marketable title in and to the Asset.
3.5.
No Liens. There exists no lien, claim, charge, pledge, lease, hypothecation, security interest, encumbrance and/or other interest (collectively, “Claims”) in, on, against or in connection with the Asset, or any portion thereof.
3.6.
No Agent Claims. There exists no claim of any agent of Seller which could prevent Seller from transferring the Ownership Interests free and clear of all Claims.
3.7.
Acquisition by Seller. The Asset was acquired by Seller in January 2020.

3.8.
Other Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE ASSET, OR ANY OTHER MATTER AND, IN PARTICULAR, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
4.
Representations and Warranties of Purchaser. Purchaser hereby warrants and represents to Seller that:
4.1.
Authority. Purchaser is a duly-designated series of a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has undertaken all necessary action to approve this transaction.
4.2.
Binding Obligation. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.
4.3.
No Violation. The execution, delivery and performance of this Agreement by Purchaser, and the purchase of the Ownership Interests pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Purchaser or this transaction.
5.
Conditions Precedent. The purchase and sale of the Asset and closing of this transaction shall be subject to the following conditions precedent:
5.1.
Deliveries. All documents required in this Agreement shall be executed by Seller and delivered to Purchaser. All documents required in this Agreement shall be executed by Purchaser and delivered to Seller.
5.2.
Representation and Warranties. The representations and warranties of Seller in Section 3 and of Purchaser in Section 4 shall be true and correct as of the Closing Date.
6.
Closing.
6.1.
Place and Date of Closing; Risk of Loss. The closing of the transaction contemplated hereby (the “Closing”) will be held on the Closing Date at such place and time as the parties may mutually agree. Upon Seller’s delivery of the items set forth in Section 6.2 and Purchaser’s delivery of the items set forth in Section 6.3, the Closing will be consummated and Purchaser shall be deemed to have accepted delivery of the Ownership Interests in the Asset. Title to and all risks of loss with respect to the Ownership Interests will pass from Seller to Purchaser upon the completion of the Closing in accordance with this Section 6.
6.2.
Closing Deliveries of Seller. At the Closing, Seller shall deliver to Purchaser:
(a)
Bill of Sale. A bill of sale, substantially in the form attached hereto as Exhibit C (the “Bill of Sale”), duly executed by Seller; and
(b)
Other Documents. Such other documents or instruments as Purchaser may reasonably request.
6.3.
Closing Deliveries of Purchaser. At the Closing, Purchaser shall deliver to Seller:
(a)
Promissory Note. The Promissory Note as set forth in Section 2;
(b)
Bill of Sale. The Bill of Sale, duly executed by Purchaser; and
(c)
Other Documents. Such other documents or instruments as Seller may reasonably request.

7.
Covenants and Additional Agreements.
7.1.
Sales Tax. Should any sales and/or use tax be imposed on any part of this transaction, said tax shall be collected from Purchaser and remitted by Seller. It is also understood that Purchaser will become responsible for any use, ad valorem and/or other taxes on its ownership of the Ownership Interests in the Asset with respect to periods after delivery of the Ownership Interests to Purchaser.
7.2.
Specific Performance. Seller hereby agrees and confirms that the subject matter of this Agreement is unique. Accordingly, in addition to any other remedies which Purchaser may have in law or in equity, Seller agrees that Purchaser shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller, and Purchaser shall have the right to obtain an order or decree of such specific performance in any court of the United States or of any state or other political subdivision having competent jurisdiction over Seller.
7.3.
Delivery of Asset. Delivery of the Asset shall be made as soon as practicable following the Closing.
8.
Notices. Any notice to be given under this Agreement shall be deemed given, in the case of either Purchaser or Seller,  (i) immediately when delivered via email to hello@otiswealth.com or by hand to the following address or (ii) on the third business day following the deposit of such notice in the U.S. mail, postage prepaid, first class, registered or certified mail, return receipt requested, addressed to 335 Madison Avenue, 16th Floor, New York, NY 10017.
9.
Miscellaneous.
9.1.
Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written and/or oral, between such parties. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement may not be modified except in a writing signed by both parties. This Agreement is not assignable by either party except with the written consent of the other party.
9.2.
Governing Law. This Agreement and any and all other documents or instruments referred to herein shall be governed by and construed in accordance with the laws of the State of New York.
9.3.
Counterparts and Facsimile Signatures. This Agreement and any and all other documents or instruments referred to herein may be executed with counterpart signatures, all of which taken together shall constitute an original without the necessity of all parties signing each document. This Agreement may also be executed by signatures to facsimile or electronic transmittal documents in lieu of an original, machine-generated or copied document.
9.4.
Further Actions. Each party hereto agrees that such party will take, or cause to be taken, such further actions and will execute, deliver and file, or cause to be executed, delivered and filed, such further documents, instruments and/or consents as may be necessary or as may be reasonably requested by any other party in order to effectuate fully the purposes, terms and conditions of this Agreement, the Bill of Sale and the Promissory Note, whether before, at or after the date hereof.
9.5.
Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the Arbitrator(s) shall be binding, conclusive and non-appealable and may be entered in any court having jurisdiction thereof.

9.6.
Attorneys’ Fees. In the event of any action or proceeding to declare or enforce the terms of this Agreement (including the documents and instruments referred to herein), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs, in addition to any other relief that may be granted.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by Purchaser and Seller as of the date first above written.

PURCHASER:

Series Gallery Drop 068, a Series of Otis Gallery LLC
By: Otis Wealth, Inc., as managing member

By: /s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer

SELLER:

Otis Wealth, Inc.

By: /s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer

EXHIBIT A
THE SERIES GALLERY DROP 068 ASSET
Specifications
Card	Topps Chrome Kevin Durant #131 Refractor
Production Year	2007
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$24,000
Year Purchased	2021

EXHIBIT B
PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

PROMISSORY NOTE

Note No. 1	Date: January 11, 2020
Principal Amount: $24,000	New York, NY

FOR VALUE RECEIVED, Series Gallery Drop 068, a Series of Otis Gallery LLC, a Delaware series limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of Otis Wealth, Inc., with an address at 335 Madison Avenue, 16th Floor, New York, NY 10017 (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty-Four Thousand Dollars ($24,000) (the “Principal Amount”), as set forth below in this note (this “Note”). This Note does not bear interest.

1. Background; Use of Funds; Definitions.  This Note constitutes the consideration payable to the Lender for the Series Gallery Drop 068 Asset (the “Series Asset”) pursuant to the Purchase and Sale Agreement relating to the Series Asset that was entered into between the Company and the Lender on or about the date hereof. As used in this Note, the following terms shall have the following meanings:

a. “Business Day” means every day other than a Saturday, Sunday or day on which the banks in the State of New York are required or authorized to close in New York City.  “Non-Business Day” means every day that is not a Business Day.

b. “Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, limited liability company, trust, business trust, estate or other legal entity.

c. “Offering Funding Date” shall mean the date on which the offering for the Series Asset is fully funded through an offering conducted by the Company.

2. Repayment of Interest and Principal.  Except as otherwise provided herein, the Company will repay the outstanding principal amount of this Note within fourteen (14) Business Days of the Offering Funding Date (the “Maturity Date”). This Note does not bear interest. At the option of the Lender, funds available for repayment of the loan may be held in a Company account, interest free, after the Maturity Date. Such funds shall not be used or otherwise pledged until such time as the Company and Lender have entered into another note.

3. Prepayment.  Except as otherwise provided in Section 8, the Company may prepay all or any part of the principal of this Note at any time or from time to time without premium, or penalty of any kind whatsoever.  In the event that the Company prepays less than the entire outstanding principal amount of the Note, the Company shall deliver to the holder hereof upon such prepayment a replacement Note representing the remaining outstanding principal thereof.

4. Events of Default.  The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a. The failure to pay any amounts when due hereunder.

b. The Company shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment for the benefit of its creditors or (iii) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

c. The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

d. A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

e. Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

f. A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company, and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

5. Governing law.  THE LAWS OF THE STATE OF NEW YORK, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE AND WAIVER.

6. Successors and Assigns.  All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.  The Company may not assign this Note without the prior written consent of Lender. This Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Company.

7. Headings; Construction.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.  Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

8. Payments.  In any case where a payment of principal is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day. Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Company in accordance with Section 9) in lawful money as therein specified and may be made at the Company’s election by the Company’s check, by wire transfer, or by bank or cashier’s check.

9. Notices.  Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below; or (b) if sent by mail, on the third (3rd) Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.
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10. Waiver and Amendments.  Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note.  No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and the Lender.

11. Maximum Interest Rate.  It is the intention of Lender hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Company and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of New York.

[Signature Page to Follow]
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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

Series Gallery Drop 068, a Series of Otis Gallery LLC
By: Otis Wealth, Inc., as managing member

By:
Name:	Michael Karnjanaprakorn
Title:	Chief Executive Officer

Address:	335 Madison Avenue, 16th Floor
New York, NY 10017

THE FOREGOING NOTE IS HEREBY
AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

Otis Wealth, Inc.

By:
Name:	Michael Karnjanaprakorn
Title:	Chief Executive Officer

Address:	335 Madison Avenue, 16th Floor
New York, NY 10017
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EXHIBIT C
BILL OF SALE

ASSIGNMENT AND BILL OF SALE
This ASSIGNMENT AND BILL OF SALE is made, delivered and effective as of January 11, 2020, by Otis Wealth, Inc., a Delaware corporation (the “Transferor”), in favor of Series Gallery Drop 068, a Series of Otis Gallery LLC, a Delaware series limited liability company (the “Transferee”).
BACKGROUND
The Transferor and the Transferee have entered into that certain Purchase and Sale Agreement, dated of even date herewith (the “Agreement”), pursuant to which the Transferor has agreed to sell, transfer, convey and deliver to the Transferee all of its Ownership Interests (as defined in the Agreement) in the Asset (as defined in the Agreement).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferor hereby sells, transfers, assigns, conveys and delivers to the Transferee all of the Ownership Interests and other right, title and interest, legal and/or equitable, of the Transferor in and to the Asset, to have and to hold said assets, unto the Transferee, its successors and assigns, and for its and their own use, forever.
The Transferor hereby constitutes and appoints the Transferee, its successors and assigns the true and lawful attorneys, irrevocably, of the Transferor with full power of substitution, in the name of the Transferor or otherwise, and on behalf and for the benefit, and at the expense, of the Transferee, its successors and assigns: (a) to demand and receive from time to time any and all assets hereby sold, conveyed and assigned, or intended so to be; and (b) to give receipts, releases and acquittances for and in respect of the same or any part thereof from time to time to institute, prosecute, compromise and settle, as the Transferor’s assignee, any and all proceedings, at law, in equity or otherwise, which the Transferee, its successors and/or assigns may deem proper to collect, assert and/or enforce any claim, title and/or right hereby sold, conveyed and assigned, or intended so to be, that the Transferee, its successors and/or assigns shall deem desirable. The Transferor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it in any manner or for any reason.
The Transferor hereby covenants that it will, whenever and as often as required so to do by the Transferee, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and/or any instruments of further assurance, approvals and/or consents as the Transferee may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to the Transferee of all the right, title and interest, legal and/or equitable, of the Transferor in and to the Asset hereby sold, conveyed or assigned, or intended so to be.
This Assignment and Bill of Sale is executed in connection with and subject to the terms and conditions of the Agreement.
This Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
[Signature page follows]

IN WITNESS WHEREOF, this Assignment and Bill of Sale has been signed by the Transferor and the Transferee as of the date first above written.
TRANSFEROR:

Otis Wealth, Inc.

By:
Name:	Michael Karnjanaprakorn
Title:	Chief Executive Officer

TRANSFEREE:

Series Gallery Drop 068, a Series of Otis Gallery LLC
By: Otis Wealth, Inc., as managing member

By:
Name:	Michael Karnjanaprakorn
Title:	Chief Executive Officer